Interiors, Inc
Earnings Per Share
December 31, 1996

Exhibit 11

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
COMMON A SHARES                                             QTY     DAYS O/S   WEIGHTED
----------------------------------------------            -------   --------  ----------
As of IPO                                                 517,500    184/184    517,500
Conversion of Bridge Loan units                           300,000    184/184    300,000
Sale to Morgan Steel 2/10/95                              200,000    184/184    200,000
Ted Stevens conversion of B shares                        117,500    184/184    117,500
Reg S sale to Canillo 3/29/95                              55,000    184/184     55,000
Class A sh sold to various                                           184/184
  investors on 4/25/95                                    300,000    184/184    300,000
Subscription agreement Ekistics                                      184/184
  4/24/95                                                  80,000    184/184     80,000
Conversion B shares 8/95                                  330,000    184/184    330,000
Iss'd to various investors 7/95                            55,000    184/184     55,000
Iss'd to various investors - 12/15/95                      10,000    184/184     10,000
Iss'd to Infinity Investors - 12/17/95                     30,000    184/184     30,000
Iss'd to Infinity Investors - 12/18/95                      5,000    184/184      5,000
Sold by Infinity Investors - 1/8/96                       180,000    184/184    180,000
Iss'd to various investors - 3/1/96                         1,529    184/184      1,529
Iss'd to Decor - 3/3/96                                   200,000    184/184    200,000
Iss'd to various investors - 3/4/96                        53,718    184/184     53,718
Iss'd to Sol Munn - 4/12/96                               150,000    184/184    150,000
Iss'd to R. Leopold - 4/16/96                              60,000    184/184     60,000
Private placement - 4/24/96                               175,000    184/184    175,000


                                                       -----------            ---------
Com A sh O/S per Form 10K - 6/96                        2,820,247             2,820,247

COMMON B SHARES
----------------------------------------------
As of IPO                                               1,000,000    184/184  1,000,000
Ted Stevens conversion of B shares                       (117,500)   184/184   (117,500)
Conversion B shares 8/95                                 (330,000)   184/184   (330,000)
Issued to Laurie Munn - 4/12/96                           250,000    184/184    250,000
Correct prior period issuance                             (13,000)   184/184    (13,000)

                                                       -----------            ---------
Com B sh O/S per Form 10K - 6/96                           789,500              789,500
                                                       -----------            ---------

Tot Com  A & B sh @ June 1996                            3,609,747            3,609,747

ACTIVITY - SIX MOS. ENDED 12/96
----------------------------------------------
Common A shares
----------------------------------------------
Issued to former Company exec. - July 25, 1996              50,000   160/184     43,478
Exercise of 500,000 Cl WA Wts - Aug 6, 1996                500,000   148/184    402,174
Exercise of 500 Cl WA Wts - Aug 22, 1996                       500   132/184        359
Exercise of 5,500 Cl WA Wts - Sep 5, 1996                    5,500   118/184      3,527
Exercise of 35,000 Cl WA Wts - Sep 6, 1996                  35,000   117/184     22,255
Exercise of 10,000 Cl WA Wts - Sep 18, 1996                 10,000   105/184      5,707
Exercise of 5,000 Cl WA Wts - Sep 25, 1996                   5,000    98/184      2,663
Exercise of 10,000 Cl WA Wts - Oct 1, 1996                  10,000    92/184      5,000
Exercise of 12,000 Cl WA Wts - Oct 3, 1996                  12,000    90/184      5,870
Exercise of 20,000 Cl WA Wts - Oct 10, 1996                 20,000    83/184      9,022
Exercise of 12,452 Cl WA Wts - Oct 14, 1996                 12,452    79/184      5,346
Exercise of 7,888 Cl WB Wts - Oct 28, 1996                   7,888    65/184      2,787
Issued to outside directors - Oct 7, 1996                   20,000    86/184      9,348
Exercise of 100 Cl WA Wts - Nov 4, 1996                        100    58/184         32
Exercise of 100 Cl WB Wts - Nov 4, 1996                        100    58/184         32
Exercise of 24,700 Cl WA Wts - Nov 6, 1996                  24,700    56/184      7,517
Exercise of 16,100 Cl WB Wts - Nov 6, 1996                  16,100    56/184      4,900
Exercise of 66,548 Cl WB Wts - Nov 8, 1996                  66,548    54/184     19,530
Exercise of 10,000 Cl WA Wts - Nov 14, 1996                 10,000    48/184      2,609
Exercise of 34,650 Cl WA Wts - Nov 15, 1996                 34,650    47/184      8,851
Exercise of 2,000 Cl WA Wts - Nov 15, 1996                   2,000    47/184        511
Exercise of 4,360 Cl WA Wts - Nov 19, 1996                   4,360    43/184      1,019
Exercise of 17,000 Cl WB Wts - Nov 15, 1996                 17,000    47/184      3,973
Exercise of 10,376 Cl WB Wts - Nov 19, 1996                 10,376    43/184      2,425
Exercise of 10,000 Cl WA Wts - Nov 26, 1996                 10,000    36/184      1,957
Exercise of 5,150 Cl WA Wts - Nov 27, 1996                   5,150    35/184        980
Exercise of 3,000 Cl WA Wts - Dec 4, 1996                    3,000    27/184        440
Conversion of preferred stock to Common                    243,420    60/184     79,376

                                                       -----------            ---------
Com A Sh issued - Six mos.  end 12/96                    1,135,844              651,688
                                                       -----------            ---------
Total Common A Sh. @ 12/31/96                            3,956,091            3,471,935
                                                       -----------            ---------

Common B shares
----------------------------------------------

                                                       -----------            ---------
Com B Sh issued - Six mos. end 12/96
                                                       -----------            ---------
Total Common B Sh. @ 12/31/96                              789,500              789,500
                                                       -----------            ---------

Com A & B sh iss'd - Six mos. end 12/96                  1,135,844              651,688
                                                       -----------            ---------

Tot Com  A & B sh @ Dec. 31,  1996                       4,745,591            4,261,435
                                                       ===========            =========

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